Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-273112) of Shore Bancshares, Inc. of our report dated March 2, 2023, with respect to the consolidated financial statements included in the Annual Report on Form 10-K of The Community Financial Corporation for the year ended December 31, 2022, incorporated by reference in this Amendment No. 1 to Current Report on Form 8-K/A dated August 7, 2023.

/s/ FORVIS, LLP

Tysons, Virginia

August 7, 2023